Exhibit 10.9(k)

FIFTH AMENDMENT

TO

MASTER LOAN AGREEMENT

THIS FIFTH AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into to be effective as of December 31, 2010, between GREEN PLAINS BLUFFTON LLC, an Indiana limited liability company (the “Borrower”) and AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality (the “Lender”).

RECITALS

A.     Borrower and Lender entered into a (i) Master Loan Agreement dated as of February 27, 2007, which was amended by the First Amendment to Master Loan Agreement dated October 15, 2008, Second Amendment to Master Loan Agreement dated April 16, 2009, Third Amendment to Master Loan Agreement dated June 30, 2009, and Fourth Amendment to Master Loan Agreement dated December 31, 2009 (together, as amended, the “MLA”); (ii) First Supplement to Master Loan Agreement dated as of February 27, 2007, which was amended by the First Amendment to First Supplement dated as of June 30, 2009 (together, as amended, the “First Supplement”); and (iii) Second Supplement to Master Loan Agreement dated as of February 27, 2007, which was amended by the First Amendment to Second Supplement dated as of June 30, 2009 (together, as amended, the “Second Supplement” and together with the MLA and the First Supplement, the “Loan Agreement”) by which the Lender agreed to extend certain financial accommodations to the Borrower.

B.     At the request of Borrower, Borrower and Lender have agreed to make certain modifications to the Loan Agreement, all in accordance with the terms and conditions of this Amendment.

C.     All terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

NOW THEREFORE, in consideration of the facts set forth in the above Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment, the undersigned hereby agree as follows:

AMENDMENTS

1.     Amendment to Defined Term. The following defined term as used in the Loan Agreement and other Loan Documents shall be amended and restated as follows:

“Maintenance Capital Expenditures” means all Capital Expenditures made in the ordinary course of business to maintain existing business operations of the Borrower in any fiscal year, determined in accordance with GAAP, consistently applied; provided however that for purposes of the Fixed Coverage Ratio if any such expenditure is separately funded by Borrower’s parent or an Affiliate of the Borrower, through an equity investment in Borrower or under approved subordinated indebtedness consistent with the terms of this Agreement, it shall not be included as a Maintenance Capital Expenditure.

2.     Other Amendments. Subsection 5.02(c) of the Loan Agreement is hereby amended and restated to read as follows:

(c)     Capital Expenditures. Except for costs identified in the Project Costs and Uses Statement, make any investment in fixed assets, other than Maintenance Capital Expenditures, in excess of the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) during any fiscal year during the term of this Agreement; or

3.      Effect on Loan Agreement.  Except as expressly amended hereby, all of the terms of the Loan Agreement shall be unaffected by this Amendment and shall remain in full force and effect. Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender, or to affect, modify, or impair any of the Lender’s rights under the Loan Documents.

4.     Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Lender hereunder are subject to the conditions precedent that the Lender shall have received the following, in form and substance satisfactory to the Lender:

a.     this Amendment duly executed by the Borrower and the Lender; and

b.     all other documents, instruments, or agreements required to be delivered to the Lender under the Loan Agreement and not previously delivered to the Lender.

5.     Representations and Warranties of Borrower.  The Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.     The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene: (i) the certificate of formation or operating agreement of Borrower; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.     This Amendment is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.     All other representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents are true and correct and in full force and effect.

6.     Counterparts.  It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

SIGNATURE PAGE TO

FIFTH AMENDMENT TO MASTER LOAN AGREEMENT

BY AND BETWEEN

GREEN PLAINS BLUFFTON LLC

AND

AGSTAR FINANCIAL SERVICES, PCA

DATED: December 31, 2010

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Master Loan Agreement to be executed by their respective duly-authorized officers as of the date first above written.

BORROWER:

GREEN PLAINS BLUFFTON LLC,

an Indiana limited liability company,

/s/ Ron B. Gillis

By:  Ron B. Gillis

Its:  EVP Finance and Treasurer

LENDER:

AGSTAR FINANCIAL SERVICES, PCA

/s/ Mark Schmidt

By:  Mark Schmidt

Its:  Vice President